UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2007

Tweeter Home Entertainment Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24091	04-3417513
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Pequot Way, Canton, Massachusetts		02021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 830-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2007, Tweeter Home Entertainment Group (the "Company") obtained a junior secured, super-priority debtor-in-possession ("Junior DIP") credit agreement with Schultze Agency Services, LLC ("Schultze"). The credit limit under the new facility is $10 million to be used to repay a portion of the senior secured, super-priority debtor-in-possession ("Senior DIP") credit agreement with General Electric Capital Corporation ("GE Capital"). Borrowings under the Junior DIP carry an interest rate of Prime plus 3.00% or LIBOR plus 4.75%, elected by the Company. The applicable margins will increase 0.25% commencing on August 15, 2007 and on the 15th day of each calendar month thereafter until all amounts have been repaid in full.

On June 27, 2007, the Company also obtained a waiver and first amendment to the senior DIP with GE Capital.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Press Release dated June 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tweeter Home Entertainment Group, Inc.

June 28, 2007	By:	Gregory W. Hunt

Name: Gregory W. Hunt
Title: Senior Vice President/Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 26, 2007